EXHIBIT C

                                 EnerShop, Inc.
                                Income Statement
                    For The Quarter Ended September 30, 1997
                                    Unaudited
                                     (000's)

Contract Revenue                                                   $309
Professional Service Revenue                                          5
Other Revenue                                                         1
                                                                -------
Total Revenue                                                       315

Cost of Revenue                                                     280
                                                                -------
Gross Profit                                                         35

Salaries and Employee Benefits                                      502
Marketing and General                                                40
Outside Services - CSWS                                              62
Consulting and Legal Fees                                           351
Travel and Entertainment                                             78
Administrative and General                                          119
Depreciation                                                          5
                                                                -------
Total Expenses                                                    1,157

Interest Expense                                                     64

Federal Income Taxes                                               (416)
                                                                -------

Net Income / (Loss)                                               $(772)
                                                                =======